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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                             Pursuant to Section 13
                           or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report (Date of earliest event reported): November 28, 1997


                           MARGO NURSERY FARMS, INC.
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             (Exact name of registrant as specified in this charter)

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
         FLORIDA                        0-15336                                 59-2807561
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(State or other jurisdiction of      (Commission File No.)         (IRS Employer Identification No.)
incorporation)
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Road 690, Kilometer 5.8 Vega Alta, Puerto Rico                          00692
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code: (787) 883-2570

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On November 28, 1997, the Company sold its remaining 20 acre farm in South Florida to Garden Depot Corp. (the "Buyer"), an unrelated Florida corporation. The farm was sold for $500,000, $25,000 of which was paid in cash at the closing and $475,000 of which was paid in the form of a promissory note from the Buyer secured by a mortgage on the farm. The principal of the Note is payable in full on November 28, 2000. The unpaid principal balance of the Note bears interest at the rate of 8% per annum. The Company expects to record a pre-tax gain of approximately $70,000 from this transaction during the fourth quarter of 1997.

         The Company had previously announced the closing of its South Florida operations as of September 30, 1997 and the sale of its 57 acre farm in South Florida on September 29, 1992.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c) Exhibits

            10 Mortgage Note of Garden Depot Corp. dated November 28, 1997

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                                        MARGO NURSERY FARMS, INC.


                                        By: /s/ Michael J. Spector
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                                                Michael J. Spector
                                           Chairman of the Board, President and
                                               Chief Executive Officer

Date: December 11, 1997

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                                 EXHIBIT INDEX

EXHIBIT    DESCRIPTION
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10         Mortgage Note of Garden Depot Corp. dated November 28, 1997